Exhibit 10.4
CENOVUS ENERGY INC.
REPLACEMENT STOCK OPTION AGREEMENT
Participant Name:
Grant Name:
Previous Grant:
•	Options with TSARs granted pursuant to an Option and Tandem Stock Appreciation Rights Agreement between EnCana and the Participant dated in 2007, 2008 and/or 2009

(collectively, the “Original Options” and the “Original Grant Agreement”)
Original Issue Date:
Expiry Date:
Grant Price:
Total Number of Replacement Options with TSARs:
THIS REPLACEMENT STOCK OPTION AND TANDEM STOCK APPRECIATION RIGHTS AGREEMENT is made between Cenovus Energy Inc. (the “Corporation”) and the Participant listed above (the “Participant”).
WHEREAS EnCana Corporation (“EnCana”) had, prior to the 2009 Arrangement (as defined below), granted the Original Options to the Participant;
AND WHEREAS each of the Original Options was exchanged, pursuant to the 2009 Arrangement, in part, for the grant by the Corporation of a Cenovus Replacement Stock Option (a “Replacement Option”) and in part for the grant by EnCana of an EnCana Replacement Stock Option (as defined below), such that, for each common share in the capital of EnCana that the Participant would have been entitled to acquire pursuant to an Original Option, the Participant is instead entitled to acquire one Share pursuant to the corresponding Replacement Option and one common share of EnCana pursuant to the corresponding EnCana Replacement Option;
AND WHEREAS the Grant Price (as defined below) of each Replacement Option was determined in accordance with the 2009 Arrangement and the other terms and conditions of each such Replacement Option are identical to the terms and conditions of the respective exchanged Original Option, except for appropriate adjustments to any performance-based and other vesting conditions which are to be determined in accordance with the Plan and this Agreement;
NOW THEREFORE in consideration of the mutual premises and covenants and agreements contained herein and in the 2009 Arrangement (the receipt and sufficiency of which are hereby irrevocably acknowledged by each of the parties hereto), it is agreed by and between the parties hereto as follows:
1. DEFINITIONS
In this Agreement, the capitalized terms shall have the meanings set forth in Schedule “A” hereto. “Original Issue Date” as stated above means the “Original Date of Grant” as used in this Agreement.

2. GRANT OF REPLACEMENT OPTIONS AND STOCK APPRECIATION RIGHTS
In accordance with the 2009 Arrangement, and subject to the terms and conditions herein, the Corporation hereby confirms the grant to the Participant of the Replacement Options effective at the Option Exchange Time. Each Replacement Option shall entitle the Participant to acquire one Share, in accordance with the terms and conditions hereof. Each Replacement Option shall have a Tandem Stock Appreciation Right (“TSAR”) associated with it. Except as otherwise noted herein, each associated TSAR shall be subject to the same terms and conditions as the underlying Replacement Option.
The Participant hereby acknowledges that nothing in this Agreement shall be construed to require the Corporation to grant an additional option or options beyond the Options granted hereunder. The grant of an additional option by the Corporation shall, in each case, constitute a new and separate agreement between the Participant and the Corporation in respect of such additional option.
3. EVIDENCE OF GRANT
This Agreement shall evidence the grant by the Corporation to the Participant of the Replacement Options effective at the Option Exchange Time.
4. CLASSIFICATION OF REPLACEMENT OPTIONS
The Replacement Options granted to the Participant hereunder are classified as follows:
(a)	One-third of the Replacement Options shall constitute “Time-Based Options”

(b)	One-third of the Replacement Options shall constitute “Performance Options”; and

(c)	One-third of the Replacement Options shall constitute “Bonus Options”.
5. VESTING OF REPLACEMENT OPTIONS
(a)	Subject to Section 5(b) and Sections 6 to 11, the Replacement Options shall vest in the Participant and become Vested Options as follows:
(i)	in respect of the Time-Based Options:
(A)	30 percent of the Time-Based Options shall vest on the first Anniversary Date;

(B)	an additional 30 percent of the Time-Based Options shall vest on the second Anniversary Date; and

(C)	an additional 40 percent of the Time-Based Options shall vest on the third Anniversary Date;
(ii)	in respect of the Performance Options:
(A)	a number of Performance Options shall vest on the later of the first Anniversary Date and the day immediately following the Committee Meeting Date in the year immediately following the First Performance Period equal to:

1.	where the Achieved Performance Criteria for the First Performance Period is equal to or less than the Minimum Performance Critieria, nil;

2.	where the Achieved Performance Criteria for the First Performance Period is greater than the Minimum Performance Critieria but is less than the Median Performance Criteria, the amount calculated in accordance with the following formula: 30 percent of the Performance Options X (Achieved Performance Criteria — Minimum Performance Critieria);

3.	where the Achieved Performance Criteria for the First Performance Period is equal to or greater than the Median Performance Critieria, 30 percent of the Performance Options;
(B)	an additional number of Performance Options shall vest on the later of the second Anniversary Date and the day immediately following the Committee Meeting Date in the year immediately following the Second Performance Period equal to:
1.	where the Achieved Performance Criteria for the Second Performance Period is equal to or less than the Minimum Performance Criteria, nil;

2.	where the Achieved Performance Criteria for the Second Performance Period is greater than the Minimum Performance Critieria but is less than the Median Performance Critieria, the amount calculated in accordance with the following formula: 30 percent of the Performance Options X (Achieved Performance Criteria — Minimum Performance Criteria);

3.	where the Achieved Performance Criteria for the Second Performance Period is equal to or greater than the Median Performance Criteria, 30 percent of the Performance Options;
(C)	an additional number of Performance Options shall vest on the later of the third Anniversary Date and the day immediately following the Committee Meeting Date in the year immediately following the Third Performance Period equal to:
1.	where the Achieved Performance Criteria for the Third Performance Period is equal to or less than the Minimum Performance Criteria, nil;

2.	where the Achieved Performance Criteria for the Third Performance Period is greater than the Minimum Performance Criteria but is less than the Median Performance Criteria, the amount calculated in accordance with the following formula: 40 percent of the Performance Options X (Achieved Performance Criteria — Minimum Performance Criteria);

3.	where the Achieved Performance Criteria for the Third Performance Period is equal to or greater than the Median Performance Criteria, 40 percent of the Performance Options;
(iii)	in respect of the Bonus Options:
(A)	a number of Bonus Options shall vest on the later of the first Anniversary Date and the day immediately following the Committee Meeting Date in the year immediately following the First Performance Period equal to:

1.	where the Achieved Performance Criteria for the First Performance Period is equal to or less than the Median Performance Criteria, nil;

2.	where the Achieved Performance Criteria for the First Performance Period is greater than the Median Performance Criteria but is less than the Maximum Performance Criteria, the amount calculated in accordance with the following formula: 30 percent of the Bonus Options X (Achieved Performance Criteria — Median Performance Criteria);

3.	where the Achieved Performance Criteria for the First Performance Period is equal to or greater than the Maximum Performance Criteria, 30 percent of the Bonus Options;
(B)	an additional number of Bonus Options shall vest on the later of the second Anniversary Date and the day immediately following the Committee Meeting Date in the year immediately following the Second Performance Period equal to:
1.	where the Achieved Performance Criteria for the Second Performance Period is equal to or less than the Median Performance Criteria, nil;

2.	where the Achieved Performance Criteria for the Second Performance Period is greater than the Median Performance Criteria but is less than the Maximum Performance Criteria, the amount calculated in accordance with the following formula: 30 percent of the Bonus Options X (Achieved Performance Criteria — Median Performance Criteria);

3.	where the Achieved Performance Criteria for the Second Performance Period is equal to or greater than the Maximum Performance Criteria, 30 percent of the Bonus Options;
(C)	an additional number of Bonus Options shall vest on the later of the third Anniversary Date and the day immediately following the Committee Meeting Date in the year immediately following the Third Performance Period equal to:
1.	where the Achieved Performance Criteria for the Third Performance Period is equal to or less than the Median Performance Criteria, nil;

2.	where the Achieved Performance Criteria for the Third Performance Period is greater than the Median Performance Criteria but is less than the Maximum Performance Criteria, the amount calculated in accordance with the following formula: 40 percent of the Bonus Options X (Achieved Performance Criteria — Median Performance Criteria);

3.	where the Achieved Performance Criteria for the Third Performance Period is equal to or greater than the Maximum Performance Criteria, 40 percent of the Bonus Options.
(b)	Upon application of the vesting conditions in Section 5(a), the number of Time-Based Options, Performance Options, or Bonus Options, as applicable, that shall become Vested Options shall be determined by rounding the result up to the nearest whole number of Time-Based Options, Performance Options, or Bonus Options, as applicable, to a maximum of the total number of Options granted under this Agreement. No fractional Options shall become Vested Options and no cash or other compensation shall be paid to the Participant at any time in lieu of any fractional Options.

(c)	Subject to Sections 6 to 11, the Participant shall be entitled to exercise or surrender all or any number of the Vested Options, in accordance with Section 13, during the period extending from the Vesting Date of such Vested Option pursuant to Section 5(a) to the Expiry Date or such earlier termination date of the Vested Option as provided herein.
(d)	As an alternative to the exercise of a Vested Option, the Participant is eligible to surrender any Vested Option pursuant to an associated TSAR, in accordance with Section 13 hereof. Upon the Participant surrendering to the Corporation the Vested Options to purchase a specified number of Shares, the Participant shall receive a cash payment equal to the Appreciated Value multiplied by the number of Vested Options surrendered, less required applicable statutory and other withholdings. Thereafter, for greater certainty, such number of Vested Options so surrendered with respect to such specified number of Shares shall be cancelled and terminated and the Participant will have no further right, title or interest in such surrendered Vested Options.
6. TERMINATION OF EMPLOYMENT
(a)	Upon the occurrence of a Termination of Employment, the Participant shall be entitled to exercise or surrender any Vested Options during the Termination Exercise Period, but only to the extent that such Vested Options have become Vested Options pursuant to Section 5(a) on or prior to the Date Employment Ceases.
(b)	For greater certainty, notwithstanding Section 5(a), Options which do not become Vested Options on or prior to the Date Employment Ceases shall not thereafter become Vested Options.
7. DEATH OR RETIREMENT OF PARTICIPANT
(a)	Where the Participant is an employee of the Corporation or an Affiliated Entity or within the EnCana Group, as applicable, on the Effective Date, then in the event the Participant ceases to be an employee of the Corporation or an Affiliated Entity or within the EnCana Group, as applicable, after the Effective Date by reason of the Participant’s death or Retirement on a date that is prior to the date that the Participant attains the age of 60 years:
(i)	the Participant shall be entitled to exercise or surrender any Vested Options during the Death or Retirement Exercise Period, but only to the extent that such Vested Options have become Vested Options pursuant to Section 5(a) on or prior to the date of the Participant’s death or Date of Retirement, as applicable; and

(ii)	notwithstanding Section 5(a), Replacement Options which do not become Vested Options on or prior to the date of the Participant’s death or Date of Retirement, as applicable, shall not thereafter become Vested Options.
(b)	Where the Participant is an employee of the Corporation or an Affiliated Entity or within the EnCana Group, as applicable, on the Effective Date, then in the event the Participant ceases to be an employee of the Corporation or an Affiliated Entity or within the EnCana Group, as applicable, by reason of the Participant’s death or Retirement on a date that occurs on or after the date the Participant attains the age of 60 years but before the date that the Participant attains the age of 65 years:
(i)	Time-Based Options shall continue to be and become Vested Options in accordance with the provisions of Section 5(a)(i) and the Participant shall be entitled to exercise or surrender any Time-Based Options which become Vested Options until the Expiry Date; and

(ii)	Performance Options and Bonus Options shall continue to be and become Vested Options in accordance with the provisions of Sections 5(a)(ii) and 5(a)(iii), respectively, and the Participant shall be entitled to exercise or surrender any Performance Options or Bonus Options which become Vested Options until the Expiry Date;
(c)	Where the Participant is an employee of the Corporation or an Affiliated Entity or within the EnCana Group, as applicable, on the Effective Date, then in the event the Participant ceases to be an employee of the Corporation or an Affiliated Entity or within the EnCana Group, as applicable, by reason of the Participant’s death or Retirement on a date that occurs on or after the date the Participant attains the age of 65 years, then:
(i)	the Participant shall be entitled, during the period extending from the date of the Participant’s death or Date of Retirement, as applicable, to the Expiry Date, to exercise or surrender, in full or in part, any unexercised Time-Based Option (irrespective of whether such Replacement Option has become a Vested Option in accordance with Section 5(a)(i)); and

(ii)	Performance Options and Bonus Options shall continue to be and become Vested Options in accordance with the provisions of Sections 5(a)(ii) and 5(a)(iii), respectively, and the Participant shall be entitled to exercise or surrender any Performance Options or Bonus Options which become Vested Options until the Expiry Date.
8. DISABILITY OF PARTICIPANT
In the event of the Participant’s Short-Term Disability or Long-Term Disability, Replacement Options shall continue to be and become Vested Options in accordance with the provisions of Section 5(a) and the Participant shall be entitled to exercise or surrender any Vested Options during the period of such Short-Term Disability or Long-Term Disability and thereafter, unless there occurs a Termination of Employment during such period, in which case the provisions of Section 6 shall apply, or unless the Participant’s death or Retirement occurs during such period, in which case the provisions of Section 7 shall apply.
9. LEAVES OF ABSENCE and FAMILY LEAVE
(a)	In the event the Participant is on a Paid Leave of Absence or is on Family Leave, Replacement Options shall continue to be and become Vested Options in accordance with the provisions of Section 5(a) and the Participant shall be entitled to exercise or surrender any Vested Options during the period of such Paid Leave of Absence or Family Leave and thereafter, unless there occurs a Termination of Employment during such period, in which case the provisions of Section 6 shall apply, or unless the Participant’s death or Retirement occurs during such period, in which case the provisions of Section 7 shall apply.

(b)	In the event the Participant is on an Unpaid Leave of Absence:
(i)	Replacement Options shall continue to be and become Vested Options in accordance with the provisions of Section 5(a) during the period commencing on the Date of Unpaid Leave of Absence and ending on the 31st calendar day following the Date of Unpaid Leave of Absence, unless there occurs a Termination of Employment during such period, in which case the provisions of Section 6 shall apply, or unless the Participant’s death or Retirement occurs during such period, in which case the provisions of Section 7 shall apply;

(ii)	notwithstanding Section 5(a), Replacement Options which do not become Vested Options on or prior to the 31st calendar day following the Date of Unpaid Leave of Absence shall not become Vested Options during the balance of the Participant’s Unpaid Leave of Absence, unless the Participant’s death or Retirement occurs during such period, in which case the provisions of Section 7 shall apply;

(iii)	notwithstanding Section 5(a), Replacement Options which do not become Vested Options on or prior to the 31st calendar day following the Date of Unpaid Leave of Absence shall become Vested Options on the Participant’s Return to Service Date, but only to the extent that such Replacement Options would have become Vested Options pursuant to Section 5(a) on or prior to the Return to Service Date if the period of Unpaid Leave of Absence had not occurred and provided that the Return to Service Date occurs prior to the Expiry Date;

(iv)	in the event that the Participant’s Return to Service Date occurs prior to the Expiry Date, any Replacement Options which did not become Vested Options on or prior to the 31st calendar day following the Date of Unpaid Leave of Absence or pursuant to Section 9(b)(iii) shall become Vested Options solely in accordance with the provisions of Section 5(a); and

(v)	from the Date of Unpaid Leave of Absence until the Expiry Date, the Participant shall be entitled to exercise or surrender any Vested Options which become Vested Options in accordance with the provisions hereof, unless there occurs a Termination of Employment during such period of Unpaid Leave of Absence, in which case the provisions of Section 6 shall apply, or unless the Participant’s death or Retirement occurs during such period, in which case the provisions of Section 7 shall apply.
10. FORFEITURE AND TERMINATION OF OPTIONS
(a)	Subject to the passing by the Committee or the Board of a resolution pursuant to Sections 11(a) or 11(b), a Performance Option which does not become a Vested Option by a Vesting Date contemplated in Section 5(a)(ii) as a result of the Achieved Performance Criteria for the particular Performance Period being less than the Median Performance Criteria shall be forfeited by the Participant and shall terminate on the day that would otherwise be the Vesting Date for such Performance Option and, thereafter, the Participant will have no further right, title or interest in such Performance Option.
(b)	Subject to the passing by the Committee or the Board of a resolution pursuant to Sections 11(a) or 11(b), a Bonus Option which does not become a Vested Option by a Vesting Date contemplated in Section 5(a)(iii) as a result of the Achieved Performance Criteria for the particular Performance Period being less than the Maximum Performance Criteria shall be forfeited by the Participant and shall terminate on the day that would otherwise be the Vesting Date for such Bonus Option and, thereafter, the Participant will have no further right, title or interest in such Bonus Option.
(c)	Unless previously forfeited in accordance with the provisions hereof, upon the occurrence of a Termination of Employment, Replacement Options which have not become Vested Options on or prior to the Date Employment Ceases shall be forfeited by the Participant and shall terminate on the Date Employment Ceases and, thereafter, the Participant will have no further right, title or interest in such Replacement Options.
(d)	Upon the occurrence of a Termination of Employment, Vested Options which are not exercised or surrendered by the end of the Termination Exercise Period shall be forfeited by the Participant and shall terminate on the last day of the Termination Exercise Period and, thereafter, the Participant will have no further right, title or interest in such Vested Options.
(e)	Where the Participant ceases to be an employee of the Corporation or an Affiliated Entity, or of the EnCana Group, as applicable, by reason of the Participant’s death or Retirement on a date that is prior to the date that the Participant attains the age of 60 years, unless previously forfeited in accordance with the provisions hereof, Replacement Options which have not become Vested Options on or prior to the date of death or Date of Retirement, as applicable, shall be forfeited by the Participant and shall terminate on the date of death or Date of Retirement, as applicable, and, thereafter, the Participant will have no further right, title or interest in such Replacement Options.
(f)	Where the Participant ceases to be an employee of the Corporation or an Affiliated Entity, or of the EnCana Group, as applicable, by reason of the Participant’s death or Retirement on a date that is prior to the date that the Participant attains the age of 60 years, Vested Options which are not exercised or surrendered by the end of the Death or Retirement Exercise Period shall be forfeited by the Participant and shall terminate on the last day of the Death or Retirement Exercise Period and, thereafter, the Participant will have no further right, title or interest in such Vested Options.
(g)	On the Expiry Date, all Replacement Options which have not been exercised or surrendered or otherwise terminated pursuant to the provisions hereof shall expire and be of no further force or effect whatsoever.
(h)	After the occurrence of any of the events in Sections 10(a) — (g), this Agreement shall terminate and be of no further force or effect whatsoever with respect to those Replacement Options which have been forfeited and terminated or have expired and the Participant shall have no cause of action nor make any claim against any one, some or all of the Corporation or any Affiliated Entity or the EnCana Group for damages or for loss of opportunity arising from the forfeiture and termination or expiry of such Replacement Options or the termination of this Agreement insofar as it relates to such Replacement Options pursuant to this Section 10.
11. EARLY EXERCISE AND ACCELERATED VESTING
(a)	Notwithstanding any other provision of this Agreement, prior to the date on which a Performance Period in respect of a particular Performance Option or Bonus Option ends, the Committee or the Board may pass a resolution which extends such Performance Period, provided that no such extension shall be past the Expiry Date.
(b)	Notwithstanding any other provision of this Agreement, the Committee or the Board may, at any time prior to the Vesting Date of a particular Performance Option or Bonus Option, pass a resolution which waives, in whole or in part, the requirements of Sections 5(a)(ii) and 5(a)(iii) that there be a specified Achieved Performance Criteria prior to a Performance Option or Bonus Option becoming a Vested Option.
(c)	Notwithstanding any other provision of this Agreement, but subject to Section 11(d), the Committee or the Board may pass a resolution which accelerates the vesting of a Replacement Option and which permits the Participant to exercise or surrender in full or in part any unexercised Replacement Option, whether or not the Replacement Option has otherwise become a Vested Option, at such time or times and/or in such manner following the passing of such resolution as is specified in the resolution, which resolution may be passed for any reason as determined by the Committee or the Board which, in the sole opinion of the Committee or the Board, warrants altering the provisions pursuant to which a

Replacement Option vests or is exercisable or can be surrendered, including, without limitation, in respect of Bonus Options, upon the occurrence of a Change in Control, including a Take-Over Bid which would, if successful, result in a Change in Control, and may provide in such resolution that the provisions of Section 11(d)(ii) shall apply, mutatis mutandis, in respect of that portion of the Bonus Options in respect of which such resolution has been passed.
(d)	(i)	notwithstanding any other provision of this Agreement but subject to Section 11(d)(ii), upon the occurrence of a Change in Control, the Participant shall be entitled, on the date of the Change in Control, to exercise or surrender in full or in part any unexercised Time-Based Option and Performance Option (irrespective of whether such Time-Based Option or Performance Option has become a Vested Option in accordance with Section 5(a)(i) or (ii) as applicable) until the Expiry Date.
(ii)	if a “take-over bid” (within the meaning of applicable securities legislation) made by any person for the voting securities of the Corporation (a “Take-over Bid”) would, if successful, result in a Change in Control, then:
(A)	the Corporation will promptly notify the Participant of the Take-over Bid and the Participant’s rights under this Section 11(d);

(B)	vesting of all Time-Based Options and Performance Options that have not yet become Vested Options pursuant to Section 5(a)(i) and (ii) at the time a formal Take-over Bid offer has been made will be accelerated so as to be and become Vested Options (irrespective of whether such Time-Based Options or Performance Options have become Vested Options in accordance with Section 5(a)(i) or (ii) as applicable) on the date the formal Take-over Bid offer is made;

(C)	the Participant shall be entitled to exercise, in full or in part, the Time-Based Options and Performance Options in the manner set out in this Agreement, with any necessary modifications (or such other manner as may be prescribed by the Committee or the Board including, but not limited to, a form of cashless exercise), during the period ending on the earlier of the expiration of the Take-over Bid and the Expiry Date, for the purpose of tendering the Shares acquired pursuant to the exercise of the Time-Based Options or Performance Options to the Take-over Bid;

(D)	the Participant shall be entitled to deal with the Time-Based Options and Performance Options in such other manner (in addition to the exercise set out in paragraph 11(d)(ii)(C)) as may be prescribed by the Committee or the Board, in its discretion; and

(E)	if the Shares acquired pursuant to the exercise of the Time-Based Options and Performance Options are not deposited by the Participant pursuant to the Take-over Bid or, if deposited, are subsequently withdrawn by the Participant or not all taken up and paid for by the offeror or if the offeror fails to take-up and pay for the Shares pursuant to the terms of the Take-over Bid or if the Take-over Bid fails to close for any other reason, then the Participant shall promptly return such Shares (or the portion that are not taken up and paid for) to the Corporation for cancellation. Such Shares shall be deemed not to have been issued and the related Time-Based Options and Performance Options shall be deemed not to have been exercised, and the Corporation shall refund to the Participant, if applicable, the aggregate

Exercise Price for the Time-Based Options and Performance Options. In such event, Time-Based Options and Performance Options will become Vested Time-Based Options and Vested Performance Options solely in accordance with Section 5(a)(i) and (ii) as applicable, and any other action by the Participant permitted in accordance with Section 11(d)(ii)(D) shall be deemed not to have occurred.
12. EFFECTS OF ALTERATION OF SHARE CAPITAL
In the event of any change in the Shares by reason of any stock dividend, split, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, equitable adjustments may be made in the number of Replacement Options, the type of shares or securities subject to the Replacement Options, the Grant Price and the formula for determining the cash payable upon the surrender of Replacement Options pursuant to associated TSARs. The Committee shall determine which adjustments shall be made in any such event in its sole discretion and its determination shall be conclusive and binding for all purposes of this Agreement; provided that such adjustments shall not result in any adverse Canadian or United States federal income tax consequences.
13. METHOD OF EXERCISE OR SURRENDER OF OPTIONS
Any Vested Option may be exercised or surrendered by the Participant or, after death or incapacitation, by the Participant’s duly appointed legal guardian or legal personal representative, in a manner prescribed by the Corporation from time to time as published on the Corporation’s internal employee website or otherwise communicated in writing to the Participant from time to time.
14. OBLIGATIONS OF THE PARTICIPANT
Nothing contained in this Agreement or done pursuant to this Agreement shall oblige the Participant to purchase and pay for any Shares except those Shares underlying the Replacement Options that the Participant has exercised in the manner provided in this Agreement.
The Participant agrees and acknowledges (and shall be conclusively deemed to have so acknowledged and agreed by participating in the Plan) that the Participant will, at all times, act in strict compliance with Applicable Law and all Corporation Policies applicable to the Participant in connection with the Plan. Such Applicable Law and Corporation Policies shall include, without limitation, those governing “insiders” or “reporting issuers” as those terms are construed for the purposes of applicable securities laws, regulations, and rules.
15. PARTICIPANT INFORMATION
(a)	The Participant hereby agrees to provide the Corporation with all information (including personal information) the Committee requires in order to administer the Replacement Options evidenced by this Agreement, the employment relationship as a whole and such matters arising therefrom (the “Participant Information”).
(b)	The Participant agrees and acknowledges that the Corporation may from time to time transfer or provide access to Participant Information to EnCana for the purposes of enabling EnCana to administer any EnCana Replacement Stock Options granted to such Participant.
(c)	Where the Participant is an employee of an entity within the EnCana Group immediately after the Effective Date, the Participant agrees and acknowledges that the Corporation may from time to time transfer or provide access to Participant Information to EnCana for the purpose of obtaining reimbursement from EnCana, where agreed between the Corporation and EnCana.
(d)	Where the Participant is an employee of an entity within the EnCana Group immediately after the Effective Date, the Participant agrees and acknowledges that the Corporation may from time to time access Participant Information and other personal information provided by the Participant to EnCana from EnCana for the purposes of enabling the Corporation to administer the Replacement Options.
(e)	The Participant agrees and acknowledges that the Corporation may from time to time transfer or provide access to Participant Information to a third party service provider for purposes of the administration of the Replacement Options provided that such service provider will be provided with such information for the sole purpose of providing services to the Corporation in connection with the operation and administration of the Replacement Options and the Plan. The Corporation may also transfer and provide access to Participant Information to its Affiliated Entities for purposes of preparing financial statements or other necessary reports and facilitating payment or reimbursement of expenses.
16. SUBJECT TO APPLICABLE LAW
The grant of any Replacement Option hereunder and the obligation to make any payment (including the delivery of Shares) in respect of any Replacement Option is subject to compliance with Applicable Law. As a condition of participating in the Plan, each Participant agrees to comply with all such Applicable Law and agrees to furnish to the Corporation all information and undertakings as may be required to permit compliance with Applicable Law.
17. WITHHOLDINGS
The Corporation or any Affiliated Entity may withhold or cause to be withheld from any amount payable to a Participant, either under the Plan or this Agreement, or otherwise, such amount as may be necessary so as to ensure that the Corporation or any Affiliated Entity, as applicable, will be able to comply with the applicable provisions of any federal, provincial, state or local law relating to the withholding of tax or other required deductions, including on the amount, if any, includable in the income of a Participant.
The Participant acknowledges that all taxes which may be payable by the Participant as a result of the granting, exercise, or surrender of the Replacement Options are the Participant’s sole responsibility and that it is the Participant’s duty and responsibility to comply with all provisions of the law in relation to the reporting of the acquisition or exercise or surrender of the Replacement Options and the trading of any Shares issued pursuant to this Agreement.
18. NO AGREEMENT TO EMPLOY
Nothing contained in this Agreement or done pursuant to this Agreement shall constitute or be construed to constitute or to be evidence of an agreement or understanding, express or implied, on the part of the Corporation or an Affiliated Entity, or of the EnCana Group, as applicable, to retain the Participant in the Participant’s employment for any specific period of time or in any specific capacity or position.
19. NON-QUALIFIED STOCK OPTIONS
The Replacement Options are non-qualified stock options for United States tax purposes.

20. NO REPRESENTATION AS TO PRICE
The Corporation makes no representation nor gives any warranty as to the price of the Shares and shall not be held liable for any fluctuation in the price of the Shares either before or after the exercise of any right conferred under the 2009 Arrangement and this Agreement.
21. NON-ASSIGNABILITY
The Replacement Option and the rights conferred hereby are not assignable, negotiable or otherwise transferable by the Participant other than by will or the laws of descent and distribution. The Replacement Option may be exercised or surrendered only during the Participant’s lifetime and only by the Participant, except in the event of the Participant’s death or incapacity, in which case the Replacement Option may be exercised or surrendered by the Participant’s duly appointed legal guardian or legal personal representative as provided herein.
22. SUBJECT TO PLAN
The provisions of this Agreement shall be interpreted so as to be expressly subject to the provisions of the Plan. The Participant acknowledges that the Committee or the Board has full and complete authority to interpret the Plan and to prescribe such rules and regulations and make such other determinations as it deems necessary or desirable for the administration of the Plan in its sole discretion and that any such rules, regulations or determinations shall be final and binding on the parties to this Agreement.
23. AMENDMENT AND TERMINATION
Subject to Applicable Law and to Section 10 of the Plan, this Agreement and the Plan may be amended or terminated at any time by the Board in whole or in part.
24. TIME OF ESSENCE
Time shall be of the essence of this Agreement.
25. NOTICES
Any notice to be given by the Participant hereunder shall be sent to the Corporation at:
     Cenovus Energy Inc.
     421 — 7 Avenue SW
     P.O. Box 766
     Calgary, Alberta T2P 0M5
     Attention: Corporate Human Resources
and any notice from the Corporation to the Participant shall be sent to the Participant at the Participant’s office or residence address last known to the Corporation. Either party may change the address to which notice may be given by mailing the same, postage prepaid, or delivering the same to the Corporation or to the Participant, as the case may be, in accordance with the foregoing. Any such notice if delivered shall be deemed to have been given or made on the date on which it was delivered or if mailed shall be deemed to have been given or made on the third business day following the date on which it was mailed. In the event of a general postal disruption, notice shall be delivered.
The Participant hereby consents to the exchange of information and documents between the Participant and the Corporation electronically over the Internet or by e-mail (if to the Participant at the e-mail address most recently provided by the Participant to the Corporation) and it is hereby agreed and acknowledged that any such information and documents sent or received in electronic form shall be the equivalent of original written paper documents.
26. GOVERNING LAW
This Agreement shall be governed by and construed in accordance with the laws in force in the Province of Alberta and the federal laws of Canada as applicable herein. In the event of a dispute, the Participant agrees to submit to the jurisdiction of the Alberta courts.
27. EXECUTION BY THE CORPORATION
This Agreement may be executed by application of the facsimile or authorized electronic signature of the Executive Vice President, Corporate Services of the Corporation (or his or her written designate) and such signature shall be as valid and effective as if such officer signed this Agreement in person.
28. ACCEPTANCE BY PARTICIPANT
The Participant shall confirm acceptance of the terms and conditions of this Agreement by electronically selecting and clicking on the button beside the words “I Accept” from the options provided below. By indicating such acceptance, the Participant agrees to be legally bound by the terms and conditions of this Agreement, and hereby agrees that such acceptance shall be as valid and effective as of the Option Exchange Time as if the Participant signed this Agreement in person at such time. In the event the Participant does not accept the terms and conditions of this Agreement because an error exists in the Option information provided at the outset of this Agreement, the Participant must electronically select and click on the button beside the words “I Do Not Accept” from the options provided below, in which case the parties shall take all steps necessary to correct any such error.
IN WITNESS WHEREOF this Agreement has been executed effective at the Option Exchange Time.

Schedule “A”
DEFINITIONS
In this Agreement, the following terms shall have the meanings respectively set forth below:
(a)	“2009 Arrangement” means the arrangement under the Canada Business Corporations Act described in the information circular relating to an arrangement involving EnCana, 7050372 Canada Inc. and the Corporation dated October 20, 2009 which arrangement became effective on the Effective Date and resulted in, inter alia, the existence of the Corporation as an independent publicly-traded entity;

(b)	“Achieved Performance Criteria” means the Performance Criteria which have been satisfied, as and when determined by the Committee, in respect of any particular Performance Period, and which shall be published on the Corporation’s internal employee website or otherwise communicated in writing to the Participant;

(c)	“Affiliated Entity” means, in respect of a particular corporation, another corporation which is related, within the meaning of the Income Tax Act (Canada), to that corporation;

(d)	“Agreement” means this Replacement Stock Option and Tandem Stock Appreciation Rights Agreement between the Corporation and the Participant;

(e)	“Anniversary Date” means, in respect of the Replacement Options, each anniversary of the Original Date of Grant;

(f)	“Applicable Law” means any applicable provision of law, domestic or foreign, including, without limitation, applicable securities legislation, together with all regulations, rules, policy statements, rulings, notices, orders or other instruments promulgated thereunder, and any rules of the Toronto Stock Exchange;

(g)	“Appreciated Value” means, in respect of each TSAR associated with a Replacement Option, an amount equal to the excess of the closing price of a Share on the Toronto Stock Exchange on the last Trading Day preceding the date of the surrender of the Replacement Option, over the Grant Price;

(h)	“Bonus Options” has the meaning assigned by Section 4(c);

(i)	“Change in Control” means, for purposes of this Agreement, the date any of the following occurs:
(i)	any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, or any persons acting jointly or in concert with the foregoing, is, or becomes, the beneficial owner, directly or indirectly, of securities of the Corporation representing more than 20% of the combined voting power of the Corporation’s then outstanding securities entitled to vote in the election of the directors of the Corporation;

(ii)	the Corporation shall have disposed of: (A) all or substantially all of its assets, such that shareholder approval was required or should have been required to be obtained under the Canada Business Corporations Act, or (B) assets in any 12 month period representing 50% or more of the total assets of the Corporation, determined as of the date of the audited financial statements of the Corporation then most recently published;

(iii)	pursuant to a single election or appointment or a series of elections or appointments over any period from and after the date of this Agreement (A) those individuals who at the date of this Agreement constituted the Board, together with (B) any new or additional director or directors whose nomination for election by the Corporation’s shareholders, or whose appointment to the Board by the Board, has been approved by at least 75% of the votes cast by all of the directors then still in office, who either were directors at the date of this Agreement or whose appointment or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or

(iv)	the Board, by resolution duly adopted by the affirmative vote of a simple majority of the votes cast by the Board, determines that, for purposes of this Agreement, a Change in Control of the Corporation has occurred.
Securities beneficially owned or controlled or directed by an employee plan or related trust sponsored or maintained by the Corporation or any of its Affiliated Entities shall not be taken into account in determining whether the threshold percentage in Section (i)(i) is exceeded.
For the purposes of this Section (i):
(i)	the term “acting jointly or in concert” shall have the meaning ascribed to it in Section 159 of the Securities Act (Alberta), as amended; and

(ii)	the term “beneficial ownership” shall be interpreted in accordance with Section 158(4) of the Securities Act (Alberta) and “beneficial owner” shall have a corresponding meaning, except that for purposes of this Agreement, options and convertible securities granted by the Corporation to employees, officers or directors shall not be included in determining beneficial ownership or beneficial owner.
For greater certainty, and except as specifically provided in Sections (i)(ii) and (i)(iv), the sale, disposition or other divestiture of an Affiliated Entity, in whole or in part, shall not constitute a Change in Control for the purposes of this Agreement.
(j)	“Change in Control of EnCana” means an event which would constitute a “Change in Control” of EnCana if the reference to “the Corporation” in the definition of “Change in Control” in this Agreement were read as a reference to “EnCana”;

(k)	“Close of Business” means the close of trading on the Toronto Stock Exchange on any Trading Day;

(l)	“Committee” means the Human Resources and Compensation Committee of the Board, or such other committee of the board, as constituted from time to time, which may be designated by the Board to, inter alia, interpret, administer and implement the Plan and this Agreement, and any reference in this Agreement to action by the Committee means action by or under the authority of the Committee or, if no Committee has been designated, by the Board;

(m)	“Committee Meeting Date” means the later of: (i) the date of the meeting of the Committee held to review matters related to the Replacement Options, including the determination of whether and the degree to which the Performance Criteria in respect of the Corporation for a particular Performance Period have been satisfied and constitute “Achieved Performance Criteria” for the Corporation, which meeting shall occur at least once annually; and (ii) the date that the Human Resources and Compensation Committee of the board of directors of EnCana (or other committee of the board designated by EnCana) notifies the Committee in writing as to the Performance Criteria in respect of EnCana for a particular Performance Period to be used in the calculation of “Achieved Performance Criteria”; both of which events shall occur by no later than June 1 of the year immediately following the relevant Performance Period;

(n)	“Corporation Policies” means, at a particular time, the policies and practices of the Corporation (or, if applicable, the Affiliated Entity which employs the Participant or which employed the Retired Participant), as published on the Corporation’s internal employee website or otherwise communicated in writing to the employees (or, where necessary, to a Retired Participant) of the Corporation and/or its Affiliated Entities, provided that, where the Participant is an employee of an entity within the EnCana Group immediately after the Effective Date, the reference to “the Corporation” and “Affiliated Entity” in the foregoing shall be read as a reference to “EnCana” and an “Affiliated Entity of EnCana”, respectively;

(o)	“Date Employment Ceases” means:
(i)	in the case of voluntary termination of employment initiated by the Participant, the last date the Participant is, for the purposes of receiving his or her regular salary, on the payroll of the Corporation or an Affiliated Entity;

(ii)	in the case of involuntary termination of the Participant’s employment by the Corporation or an Affiliated Entity for cause (as determined by the Corporation or the Affiliated Entity, as applicable), the date written notification of dismissal from employment is delivered to the Participant;

(iii)	in the case of involuntary termination of the Participant’s employment by the Corporation or an Affiliated Entity other than for cause (as determined by the Corporation or the Affiliated Entity, as applicable), the date identified in the written notification of termination of employment delivered to the Participant as the “Termination Date” or “Departure Date” and, where both dates are so referred to, the earlier thereof, and, where such date is not identified in the written notification, the date written notification of dismissal from employment is delivered to the Participant;

(iv)	in the case where the Participant is employed by an Affiliated Entity and for any reason including, without limitation, by reason of sale, disposition or other divestiture thereof, in whole or in part, such employer ceases to be an Affiliated Entity of the Corporation, the effective date (in the case of a sale, disposition or other divestiture, the closing date of such transaction or series of transactions, as determined by the Corporation) upon which the Participant’s employer ceases to be an Affiliated Entity;
but, for greater certainty, shall not include any notice period which arises or may be deemed to arise upon the termination of employment of the Participant, and shall not include the date the Participant ceases to be an employee of the Corporation or an Affiliated Entity upon the Participant’s death or Retirement, or the date the Participant commences Short-Term Disability, Long-Term Disability, a Paid Leave of Absence, an Unpaid Leave of Absence, or Family Leave,
and provided that, where the Participant is an employee of an entity within the EnCana Group immediately after the Effective Date, the reference to “the Corporation” and “Affiliated Entity” in the foregoing shall be read as a reference to “EnCana” and an “Affiliated Entity of EnCana”, respectively.

Notwithstanding any other provision in this Agreement, there shall be no “Date Employment Ceases” where the Participant’s employment with the EnCana Group is involuntarily terminated (other than for cause) within 12 months of a Change in Control of EnCana;
(p)	“Date of Retirement” means the last day the Participant is, for the purposes of receiving his or her regular salary, on the payroll of the Corporation or an Affiliated Entity immediately prior to commencing Retirement, provided that, where the Participant is an employee of an entity within the EnCana Group immediately after the Effective Date, the reference to “the Corporation” and “Affiliated Entity” in the foregoing shall be read as a reference to “EnCana” and an “Affiliated Entity of EnCana”, respectively,

(q)	“Death or Retirement Exercise Period” means the period of time extending from the date of the Participant’s death or Date of Retirement, as applicable, to the earlier of: (i) the date that is six months following the date of the Participant’s death or Date of Retirement, as applicable; and (ii) the Expiry Date. Should the Death or Retirement Exercise Period terminate on a date other than a Trading Day, the Death or Retirement Exercise Period shall terminate on the Close of Business on the last Trading Day prior to that date;

(r)	“Effective Date” means November 30, 2009;

(s)	“EnCana” means EnCana Corporation;

(t)	“EnCana Group” means EnCana and any Affiliated Entity of EnCana;

(u)	“EnCana Replacement Stock Option” means a stock option granted by EnCana to the Participant pursuant to the 2009 Arrangement in partial consideration for an Original Option;

(v)	“Expiry Date” means the Close of Business on the fifth Anniversary Date. Should the Expiry Date fall on a date other than a Trading Day, the Expiry Date shall be the Close of Business on the last Trading Day prior to that date;

(w)	“Family Leave” means a period during which, pursuant to the Corporation Policies or Applicable Law, the Participant is considered to be on family leave, and does not provide employment services to the Corporation or an Affiliated Entity, provided that, where the Participant is an employee of an entity within the EnCana Group immediately after the Effective Date, the reference to “the Corporation” and “Affiliated Entity” in the foregoing shall be read as a reference to “EnCana” and an “Affiliated Entity of EnCana”, respectively;

(x)	“Grant Price” means the price payable per Share on the exercise by the Participant of a Replacement Option determined in accordance with the 2009 Arrangement;

(y)	“Long-Term Disability” means any period of time during which the Participant receives, or is determined to be entitled to receive, disability benefits under the Corporation’s or an Affiliated Entity’s long-term disability plans, provided that, where the Participant is an employee of an entity within the EnCana Group immediately after the Effective Date, the reference to “the Corporation” and “Affiliated Entity” in the foregoing shall be read as a reference to “EnCana” and an “Affiliated Entity of EnCana”, respectively;

(z)	“Maximum Performance Criteria” means the maximum Performance Criteria that had been determined by the Human Resources and Compensation Committee of the Board of Directors of EnCana as being applicable to the Original Options, the achievement of which in a particular Performance Period shall entitle all of the Performance Options and Bonus Options granted to a Participant which are eligible to become Vested Options in respect of such Performance Period to become Vested Options, subject to the provisions of this Agreement, and which is set out in Schedule “B” hereto and shall be published on the

Corporation’s internal employee website or otherwise communicated in writing to the Participant;
(aa)	“Median Performance Criteria” means that median Performance Criteria that had been determined by the Human Resources and Compensation Committee of the Board of Directors of EnCana as being applicable to the Original Options, the achievement of which in a particular Performance Period shall entitle all of the Performance Options granted to a Participant which are eligible to become Vested Options in respect of such Performance Period to become Vested Options, and the over-achievement of which shall entitle at least a portion of the Bonus Options granted to a Participant which are eligible to become Vested Options in respect of such Performance Period to become Vested Options, all subject to the provisions of this Agreement, and which is set out in Schedule “B” hereto and shall be published on the Corporation’s internal employee website or otherwise communicated in writing to the Participant;

(bb)	“Minimum Performance Criteria” means that minimum Performance Criteria that had been determined by the Human Resources and Compensation Committee of the Board of Directors of EnCana as being applicable to the Original Options, the over-achievement of which in a particular Performance Period shall entitle at least a portion of the Performance Options granted to a Participant which are eligible to become Vested Options in respect of such Performance Period to become Vested Options, subject to the provisions of this Agreement, and which is set out in Schedule “B” hereto and shall be published on the Corporation’s internal employee website or otherwise communicated in writing to the Participant;

(cc)	“Option Exchange Time” means the time on the Effective Date at which the Replacement Options were granted to the Participant pursuant to the 2009 Arrangement;

(dd)	“Original Date of Grant” means the date upon which EnCana granted the Original Options to the Participant, and as evidenced by the Original Grant Agreement, which term is sometimes referenced as “Original Issue Date”;

(ee)	“Paid Leave of Absence” means a period during which, pursuant to the Corporation Policies or Applicable Law, the Participant is considered to be on a leave of absence and continues to receive his or her normal salary, but does not provide employment services to the Corporation or an Affiliated Entity, provided that, where the Participant is an employee of an entity within the EnCana Group immediately after the Effective Date, the reference to “the Corporation” and “Affiliated Entity” in the foregoing shall be read as a reference to “EnCana” and an “Affiliated Entity of EnCana”, respectively;

(ff)	“Participant Information” has the meaning assigned by Section 15(a) of this Agreement;

(gg)	“Performance Criteria” means, in respect of a Performance Option or a Bonus Option, that performance criteria that had been determined by the Human Resources and Compensation Committee of the Board of Directors of EnCana as being applicable to the Original Options and which have been modified pursuant to the 2009 Arrangement and this Agreement, and which is set out in Schedule “B” hereto and shall be published on the Corporation’s internal employee website or otherwise communicated in writing to the Participant;

(hh)	“Performance Options” has the meaning assigned by Section 4(b);

(ii)	“Performance Period” means, in respect of a Performance Option or a Bonus Option, the period in which the Performance Criteria must be satisfied in order for such Option to become a Vested Option and, except as otherwise provided and subject to Section 11(a):

(i)	the “First Performance Period” shall be the period extending from January 1 to December 31 of the year in which the Original Date of Grant occurs;

(ii)	the “Second Performance Period” shall be the period extending from January 1 to December 31 of the year immediately following the year in which the Original Date of Grant occurs; and

(iii)	the “Third Performance Period” shall be the period extending from January 1 to December 31 of the second year immediately following the year in which the Original Date of Grant occurs;
(jj)	“Retired Participant” means a Participant who ceases to be an employee of the Corporation or an Affiliated Entity by reason of his or her Retirement, provided that, where the Participant is an employee of an entity within the EnCana Group immediately after the Effective Date, the reference to “the Corporation” and “Affiliated Entity” in the foregoing shall be read as a reference to “EnCana” and an “Affiliated Entity of EnCana”, respectively;

(kk)	“Retirement” means the early or normal retirement of the Participant from employment with the Corporation or an Affiliated Entity in accordance with the Corporation Policies, provided that, where the Participant is an employee of an entity within the EnCana Group immediately after the Effective Date, the reference to “the Corporation” and “Affiliated Entity” in the foregoing shall be read as a reference to “EnCana” and an “Affiliated Entity of EnCana”, respectively;

(ll)	“Return to Service Date” means the date, following an Unpaid Leave of Absence, that the Participant recommences the provision of employment services to the Corporation or an Affiliated Entity, in full or in part, provided that, where the Participant is an employee of an entity within the EnCana Group immediately after the Effective Date, the reference to “the Corporation” and “Affiliated Entity” in the foregoing shall be read as a reference to “EnCana” and an “Affiliated Entity of EnCana”, respectively;

(mm)	“Share” means a common share in the capital of the Corporation as is traded on the Toronto Stock Exchange;

(nn)	“Short-Term Disability” means any period of time during which the Participant receives disability benefits under the Corporation’s or an Affiliated Entity’s short-term disability plans, provided that, where the Participant is an employee of an entity within the EnCana Group immediately after the Effective Date, the reference to “the Corporation” and “Affiliated Entity” in the foregoing shall be read as a reference to “EnCana” and an “Affiliated Entity of EnCana”, respectively;

(oo)	“Take-over Bid” has the meaning assigned by Section 11(d)(ii);

(pp)	“Termination Exercise Period” means the period of time extending from the Date Employment Ceases to the earlier of: (i) the Close of Business on the 60th Trading Day after the Date Employment Ceases; and (ii) the Expiry Date;

(qq)	“Termination of Employment” means:
(i)	where the Participant is an employee of the Corporation or an Affiliated Entity immediately after the Effective Date, an event by which the Participant ceases to be an employee of the Corporation or an Affiliated Entity but, for greater certainty, shall not include an event whereby the Participant ceases to be an employee of the Corporation or an Affiliated Entity upon the Participant’s death or Retirement or where the Participant commences Short-Term Disability, Long-Term Disability, a Paid Leave of Absence, an Unpaid Leave of Absence, or Family Leave;

(ii)	where the Participant is an employee of an entity within the EnCana Group immediately after the Effective Date, an event by which the Participant ceases to be an employee of the EnCana Group but, for greater certainty, shall not include an event whereby the Participant ceases to be an employee of the EnCana Group upon the Participant’s death or Retirement or where the Participant commences Short-Term Disability, Long-Term Disability, a Paid Leave of Absence, an Unpaid Leave of Absence, or Family Leave, and provided further that, “Termination of Employment” shall not include an event by which the Participant ceases to be an employee of the EnCana Group as a consequence of an involuntary termination (other than for cause) within 12 months of a Change in Control of EnCana;
(rr)	“Time-Based Options” has the meaning assigned by Section 4(a);

(ss)	“Trading Day” means a day on which the Toronto Stock Exchange is open for trading;

(tt)	“TSAR” means a tandem stock appreciation right which is associated with a Replacement Option and which entitles the Participant to surrender a Vested Option in accordance with Section 5(d), subject to the terms and conditions hereof;

(uu)	“Unpaid Leave of Absence” means a period of time during which, pursuant to the Corporation Policies or Applicable Law, the Participant is considered to be on a leave of absence and does not continue to receive his or her salary or provide employment services to the Corporation or an Affiliated Entity which, for the purposes of this Agreement, shall be deemed to commence on the “Date of Unpaid Leave of Absence”, being the first day of the Participant’s Unpaid Leave of Absence, as communicated in writing to the Participant by the Corporation or an Affiliated Entity in accordance with the Corporation Policies, provided that, where the Participant is an employee of an entity within the EnCana Group immediately after the Effective Date, the reference to “the Corporation” and “Affiliated Entity” in the foregoing shall be read as a reference to “EnCana” and an “Affiliated Entity of EnCana”, respectively;

(vv)	“Vested Option” means a Replacement Option which has vested and can be exercised by the Participant to purchase a Share or, alternatively, can be surrendered by the Participant in accordance with Section 5(d), subject to the terms and conditions hereof; and

(ww)	“Vesting Date” means the date on which a Replacement Option becomes a Vested Option.

Schedule “B”
The Replacement Options will become Vested Options only upon satisfaction of the vesting conditions in Section 5 of the Agreement. For these purposes, the following shall apply to the terms specified in Section 5 of the Agreement:
Performance Criteria is, for any Performance Period which ends after the Effective Date:
(i) for any applicable Performance Period during which both the Corporation and EnCana are independent publicly-traded entities, the Recycle Ratio that is calculated by combining the Netback and Finding & Development Costs of each of the Corporation and EnCana, as such measures are determined independently by the Human Resources and Compensation Committee of the Board of Directors of each of the Corporation and EnCana respectively, and including consideration of the other assumptions as are set out below, and
(ii) for any applicable Performance Period during which EnCana is not an independent publicly-traded entity, the Recycle Ratio of the Corporation.
Minimum Performance Criteria for each of the Performance Periods of 2009, 2010, and 2011 equals a Recycle Ratio of 1.
Median Performance Criteria for each of the Performance Periods of 2009, 2010, and 2011 equals a Recycle Ratio of 2.
Maximum Performance Criteria for each of the Performance Periods of 2009, 2010, and 2011 equals a Recycle Ratio of 3.
Recycle Ratio is a key operating metric that measures a particular corporation’s ability to generate operating cash flow in excess of the all-in cost of adding reserves. It is calculated on a proved reserves basis and will generally exclude the impact of acquisitions and divestitures from and after January 1, 2009. The Recycle Ratio calculation for the purposes of determining the 2009 Achieved Performance Criteria will also be adjusted such that 75 percent of the calculation will exclude the impact of the Leor assets acquired in 2007 and the impact of the Foster Creek and Christina Lake assets in respect of the ConocoPhillips joint venture. The other 25 percent of the calculation will include the full impact of such assets. The formula for recycle ratio is:
Netback per thousand cubic feet equivalent (Mcfe) ÷
Finding & Development Costs per Mcfe = Recycle Ratio
The Recycle Ratio will be calculated by Wood Mackenzie Limited, or such similar entity, after the end of each annual Performance Period, once the particular corporation’s total proved reserves have been determined by the corporation’s external reserves evaluators. The Recycle Ratio will be rounded to the nearest 0.05. Once determined and approved by the Committee, such achieved Recycle Ratio will constitute the Achieved Performance Criteria for 2009, 2010, and 2011, as applicable.